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                                                                    EXHIBIT 99.1

[CTS LOGO]


                                                                     newsrelease
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                           CTS CORPORATION ELKHART, INDIANA 46514 (574) 293-7511



                                                               December 17, 2004
FOR RELEASE:  Immediately

         CTS CORPORATION ANNOUNCES PRICE PER SHARE FOR MERGER AGREEMENT
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Elkhart, IN...CTS Corporation (NYSE:CTS) and SMTEK International, Inc. (Nasdaq:
SMTI) announced today that the total value per share of the merger consideration will be fixed at $14.2559, comprised of $10.725 in cash and $3.5309 worth of CTS common stock. The per share value for the stock component of the merger consideration was determined based on the formula established in the CTS / SMTEK merger agreement dated November 16, 2004. The number of shares of CTS common stock to be received for each share of SMTEK common stock outstanding will be determined by dividing the $3.5309 per share value of the stock component of the merger consideration by the volume weighted average price for the CTS common stock over the twenty trading days immediately prior to the closing of the merger.

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About CTS:

CTS Corporation is a leading designer and manufacturer of electronic components and sensors, and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer and communications markets. The Company manufactures products in North America, Europe and Asia. The Company's stock is traded on the NYSE under the ticker symbol "CTS." To find out more, visit the CTS Web site at www.ctscorp.com.

About SMTEK International:

SMTEK International is an electronics manufacturing services (EMS) provider serving original equipment manufacturers (OEMs) in the medical, industrial instrumentation, telecommunications, security, financial services automation, aerospace and defense industries with integrated solutions ranging from design to end-of-life services. The Company's four facilities are located in Moorpark and Santa Clara, California; Marlborough, Massachusetts; and in Bangkok, Thailand.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding anticipated benefits of the


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proposed merger, as well as anticipated future revenues. These statements are based on our respective managements' current expectations, certain assumptions and currently available information. There are a number of risks and uncertainties that could cause actual results to differ materially from those presented. For example, we may be unable to obtain SMTEK shareholder approval required for the merger. Problems may arise in successfully integrating our businesses and the transaction may involve greater than expected costs. Our businesses may suffer as a result of uncertainty surrounding the transaction. The market for our products may change or be impacted by competition, new data, supply issues or EMS industry trends.

For more detailed information on the risks and uncertainties associated with CTS and SMTEK's business activities see our respective reports filed with the SEC. The companies undertake no obligation to publicly update their forward-looking statements, whether as a result of market or industry changes, new information, or future events.

Additional Information

CTS Corporation intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a proxy statement and a prospectus and other relevant documents in connection with the proposed transaction. In addition, CTS Corporation will publish and make available to shareholders of SMTEK International, Inc. and file with the Securities and Exchange Commission, a prospectus. Investors and security holders are urged to carefully read the prospectus regarding the acquisition when it becomes available because it will contain important information on which to exclusively base their investment decision. Investors and security holders of SMTEK International, Inc. are urged to read the proxy statement and prospectuses and other relevant materials when they become available because they will contain important information about CTS Corporation and SMTEK International, Inc. and the proposed transaction. Investors and security holders may obtain a free copy of these materials when they are available and other documents filed with the Securities and Exchange Commission at the SEC's Web site at www.sec.gov. Investors and security holders may also obtain copies of these materials from CTS free of charge by requesting them from CTS at the following address and telephone number: CTS Corporation, Attention: Investor Relations, 905 West Boulevard North, Elkhart, Indiana, 46514, (574) 293-7511. CTS Corporation and SMTEK International, Inc. and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the SMTEK International, Inc. stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement and prospectuses.

All investment is subject to risk. The value of securities offered may go down as well as up. Past performance is no guarantee of future returns. Potential investors are advised to seek expert financial advice before making any investment decision.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

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Contact:  Vinod M. Khilnani, Sr. Vice President and Chief Financial Officer, or
          George T. Newhart, Vice President Investor Relations
          CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
          Telephone (574) 293-7511  FAX (574) 293-0251
          www.ctscorp.com